Exhibit 10.25

SECOND AMENDMENT TO AMENDED AND RESTATED LEASE

Definitions:

Effective Date:	September 30, 2012.

Landlord:	President and Fellows of Harvard College, a Massachusetts educational and charitable corporation.

Tenant:	Bright Horizons Children’s Centers LLC, a Delaware limited liability company.

Lease:	Amended and Restated Lease (Building 37) between Landlord, as landlord, and Tenant, as tenant, dated as of December 1, 2009, as amended by that certain First Amendment to Amended and Restated Lease (the “First Amendment”) dated as of July 25, 2011.

Existing Premises:	The Original Premises and the Expansion Premises, as more particularly described in the Lease, being all of Building 37 and portions of Building 131 and Building 312.

Expansion Premises:	The First Floor Expansion Premises and the Second Floor Expansion Premises, as defined in the First Amendment.

Third Floor Expansion Premises:	A portion of the third floor of Building 312 containing approximately 9,894 rentable square feet of space, as more particularly described on Exhibit A-1 attached hereto.

Mezzanine Expansion Premises:	A portion of the mezzanine space located on the third floor of Building 312 containing approximately 2,000 rentable square feet of space, as more particularly described on Exhibit A-2 attached hereto.

Second Amendment Expansion Premises:	The Third Floor Expansion Premises and the Mezzanine Expansion Premises.

Second Amendment Expansion Premises Commencement Date:	The date of (i) execution and delivery of this Second Amendment to Lease, and (ii) delivery by Tenant to Landlord of certificates of insurance evidencing that Tenant is carrying all coverages required to be carried by Tenant with respect to the Second Amendment Expansion Premises pursuant to Article X of the Lease.

Third Floor Expansion Premises Rent Commencement Date:	August 15, 2013.

Mezzanine Expansion Premises Rent Commencement Date:

August 15, 2013, provided that if Tenant has not occupied the

Mezzanine Expansion Premises on or before that day for the conduct of Tenant’s business, then the Mezzanine Expansion Premises Rent Commencement Date shall be extended to the earlier of: (i) the date on which Tenant first occupies the Mezzanine Expansion Premises for the conduct of its business, or (ii) January 1, 2014.

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

BACKGROUND:

Tenant desires to expand the Premises, and Landlord has agreed to such expansion upon the terms and conditions set forth below, and provided certain other revisions are made to the Lease, all as set forth more particularly below.

Landlord and Tenant hereby agree as follows:

1. Expansion Premises: Landlord will deliver possession of the Second Amendment Expansion Premises to Tenant as of the Second Amendment Expansion Premises Commencement Date, and Tenant agrees to accept each of the Third Floor Expansion Premises and the Mezzanine Expansion Premises in their current AS-IS condition, and Landlord shall have no obligation to do any work or make any installation or alterations of any kind to the Second Amendment Expansion Premises.

2. Definitions:

(a) Definitions. As of the Effective Date, the following terms wherever they appear in the Lease shall have the following meanings:

Premises: As of the First Floor Expansion Premises Commencement Date, all references to the Premises shall mean the Original Premises and the First Floor Expansion Premises. As of the Second Floor Expansion Premises Commencement Date, all references to the Premises shall mean the Original Premises and the Expansion Premises. As of the Second Amendment Expansion Premises Commencement Date, all references to the Premises shall mean the Existing Premises and the Second Amendment Expansion Premises.

Premises Rentable Area: With respect to the Original Premises, agreed to be 56,450 rentable square feet as of the Commencement Date. Effective as of the Second Floor Expansion Premises Commencement Date, agreed to be 66,430 rentable square feet. Effective as of the First Floor Expansion Premises Commencement Date, agreed to be 74,537 rentable square feet. Effective as of the Second Amendment Expansion Premises Commencement Date, agreed to be 86,431 rentable square feet.

Building: The term “Building” shall mean, collectively, Building 37, Building 131 and Building 312.

Initial Term: With respect to the Existing Premises, the period commencing on the Commencement Date and ending on the Lease Expiration Date, unless sooner terminated as provided in the Lease. With respect to the First Floor Expansion Premises, the period commencing on the First Floor Expansion Premises Commencement Date and ending on the Lease Expiration Date, unless sooner terminated as provided in this Lease. With respect to the Second Floor Expansion Premises, the period commencing on the Second Floor Expansion Premises Commencement Date and ending on the Lease Expiration Date, unless sooner terminated as provided in the Lease. With respect to the Second Amendment Expansion Premises, the period commencing on the Second Amendment Expansion Premises Commencement Date and ending on the Lease Expiration Date.

Lease Year: With respect to the Original Premises, the period running from the Commencement Date through December 31, 2010 and thereafter a Lease Year shall mean each successive calendar year. With respect to the First Floor Expansion Premises, the period running from the First Floor Expansion Premises Commencement Date through December 31, 2012 and thereafter a Lease Year shall mean each successive calendar year. With respect to the Second Floor Expansion Premises, the period running from the Second Floor Expansion Premises Commencement Date through December 31, 2011 and thereafter a Lease Year shall mean each successive calendar year. With respect to the Third Floor Expansion Premises, the period running from the Second Amendment Expansion Premises Commencement Date through December 31, 2012 and thereafter a Lease Year shall mean each successive calendar year. With respect to the Mezzanine Expansion Premises, the period running from the Second Amendment Expansion Premises Commencement Date through December 31, 2013 and thereafter a Lease Year shall mean each successive calendar year. Rent shall be prorated for any Lease Year that is shorter or longer than one year.

Basic Rent: For the period from the Commencement Date through the date immediately preceding the First Floor Expansion Premises Rent Commencement Date, the Original Premises Basic Rent. For the period from the First Floor Expansion Premises Rent Commencement Date through the date immediately preceding the Second Floor Expansion Premises Rent Commencement Date, the Original Premises Basic Rent, plus the First Floor Expansion Premises Basic Rent. For the period from the Second Floor Premises Rent Commencement Date through the Lease Expiration Date, the Original Premises Basic Rent, plus the First Floor Expansion Premises Basic Rent, plus the Second Floor Expansion Premises Basic Rent. For the period from the Third Floor Expansion Premises Rent Commencement Date through the Lease Expiration Date, the Original Premises Basic Rent, plus the First Floor Expansion Premises Basic Rent, plus the Second Floor Expansion Premises Basic Rent, plus the Third Floor Expansion Premises Basic Rent. For the period from the Mezzanine Expansion Premises Rent Commencement Date through the Lease Expiration Date, the Original Premises Basic Rent, plus the First Floor Expansion Premises Basic Rent, plus the Second Floor Expansion Premises Basic Rent, plus the Third Floor Expansion Premises Basic Rent, plus the Mezzanine Expansion Premises Basic Rent.

Third Floor Expansion Premises Basic Rent: The Third Floor Expansion Premises Basic Rent is as follows:

Rental Period	Annual Basic Rent	Minimum Monthly Rent	Basic Rent Rate	Rentable Square Footage
August 15, 2013—December 31, 2013	$277,032.00	$23,086.00	$28.00	9,894
January 1, 2014—December 31, 2014	$286,926.00	$23,910.50	$29.00	9,894
January 1, 2015—December 31, 2015	$296,820.00	$24,735.00	$30.00	9,894
January 1, 2016—December 31, 2016	$306,714.00	$25,559.50	$31.00	9,894
January 1, 2017—December 31, 2017	$316,608.00	$26,384.00	$32.00	9,894
January 1, 2018—December 31, 2018	$326,502.00	$27,208.50	$33.00	9,894
January 1, 2019—December 31, 2019	$336,396.00	$28,033.00	$34.00	9,894
January 1, 2020—December 31, 2020	$346,290.00	$28,857.50	$35.00	9,894

Mezzanine Expansion Premises Basic Rent: From and after the Mezzanine Expansion Premises Rent Commencement Date, the Mezzanine Expansion Premises Basic Rent is as follows:

Rental Period	Annual Basic Rent	Minimum Monthly Rent	Basic Rent Rate	Rentable Square Footage
Mezzanine Expansion Premises Rent Commencement Date—December 31, 2013	$56,000.00	$4,666.67	$28.00	2,000
January 1, 2014—December 31, 2014	$58,000.00	$4,833.33	$29.00	2,000
January 1, 2015—December 31, 2015	$60,000.00	$5,000.00	$30.00	2,000
January 1, 2016—December 31, 2016	$62,000.00	$5,166.67	$31.00	2,000
January 1, 2017—December 31, 2017	$64,000.00	$5,333.33	$32.00	2,000
January 1, 2018—December 31, 2018	$66,000.00	$5,500.00	$33.00	2,000
January 1, 2019—December 31, 2019	$68,000.00	$5,666.67	$34.00	2,000
January 1, 2020—December 31, 2020	$70,000.00	$5,833.33	$35.00	2,000

Base Tax Year: With respect to the Original Premises, Fiscal Year 2011, commencing on July 1, 2010 and ending on June 30, 2011. With respect to the Expansion Premises, Fiscal Year 2012, commencing on July 1, 2011 and ending on June 30, 2012. With respect to the Second Amendment Expansion Premises, Fiscal Year 2013, commencing on July 1, 2012 and ending on June 30, 2013.

Tenant’s Tax Share: From the Commencement Date through the date immediately preceding the First Floor Expansion Premises Rent Commencement Date, 7.46% (the percentage calculated by dividing the rentable square feet of the Premises (56,450) by the Rentable Area of the Complex (757,244). From the First Floor Expansion Premises Rent Commencement Date through the date immediately preceding the Second Floor Expansion Premises Rent Commencement Date, 8.53% (the percentage calculated by dividing the rentable square feet of the Premises (64,557) by the Rentable Area of the Complex (757,244). From and after the Second Floor Expansion Premises Rent Commencement Date, 9.84% (the percentage calculated by dividing the rentable square feet of the Premises (74,537) by the Rentable Area of the Complex (757,244). From and after the Third Floor Expansion Premises Rent Commencement Date, 11.15% (the percentage calculated by dividing the rentable square feet of the Premises (84,431) by the Rentable Area of the Complex (757,244). From and after the Mezzanine Expansion Premises Rent Commencement Date, 11.41% (the percentage calculated by dividing the rentable square feet of the Premises (86,431) by the Rentable Area of the Complex (757,244). Tenant’s Tax Share shall be adjusted proportionately if the Rentable Square Feet of the Complex is increased or decreased or if the size of the Premises is increased or decreased.

Tenant’s Operating Costs Share: From the Commencement Date through the date immediately preceding the First Floor Expansion Premises Rent Commencement Date, the Tenant’s Operating Costs Share shall be: (i) 100% of Building Operating Costs for Building 37; and (ii) 27.44% for Building 131 (the percentage calculated by dividing the rentable square feet of the Premises (13,500) by the rentable square feet of Building 131 (49,202)). From the First Floor Expansion Premises Rent Commencement Date through the date immediately preceding the Second Floor Expansion Premises Rent Commencement Date, the Tenant’s Operating Costs Share shall be: (i) 100% of Building Operating Costs for Building 37; (ii) 27.44% for Building 131 (the percentage calculated by dividing the rentable square feet of the Premises (13,500) by the rentable square feet of the Building (49,202)); and (iii) 22.94% for Building 312 (the percentage calculated by dividing the rentable square feet of the First Floor Expansion Premises (8,107) by the rentable square feet of Building 312 (35,339)). From and after the Second Floor Expansion Premises Rent Commencement Date, the Tenant’s Operating Costs Share shall be: (i) 100% of Building Operating Costs for Building 37; (ii) 27.44% for Building 131 (the percentage calculated by dividing the rentable square feet of the Premises (13,500) by the rentable square feet of the Building (49,202)); and (iii) 51.18% for Building 312 (the percentage calculated by dividing the rentable square feet of the Expansion Premises (18,087) by the rentable square feet of Building 312 (35,339)). From and after the Third Floor Expansion Premises Rent Commencement Date, the Tenant’s Operating Costs Share shall be: (i) 100% of Building Operating Costs for Building 37; (ii) 27.44% of Building Operating Costs for Building 131 (the percentage calculated by dividing the rentable square feet of the portion of the Premises in Building 131 (13,500) by the rentable square feet of Building 131 (49,202)); and (iii) 79.18% of Building Operating Costs for Building 312 (the percentage calculated by dividing the rentable square feet of the portion of the Premises in Building 312 (27,981) by the rentable square feet of Building 312 (35,339)). From and after the Mezzanine Expansion Premises Rent Commencement Date, the Tenant’s Operating

Costs Share shall be: (i) 100% of Building Operating Costs for Building 37; (ii) 27.44% of Building Operating Costs for Building 131 (the percentage calculated by dividing the rentable square feet of the portion of the Premises in Building 131 (13,500) by the rentable square feet of Building 131 (49,202)); and (iii) 84.84% of Building Operating Costs for Building 312 (the percentage calculated by dividing the rentable square feet of the portion of the Premises in Building 312 (29,981) by the rentable square feet of Building 312 (35,339)). Tenant’s Operating Costs Share shall be adjusted proportionately if the size of the Building or the Premises is increased or decreased.

Base Cost Year: With respect to the Original Premises, Fiscal Year 2011, commencing on July 1, 2010 and ending on June 30, 2011. With respect to the Expansion Premises, Fiscal Year 2012, commencing on July 1, 2011 and ending on June 30, 2012. With respect to the Second Amendment Expansion Premises, Fiscal Year 2013, commencing on July 1, 2012 and ending on June 30, 2013.

Initial Expense Allocation: With respect to the Original Premises, commencing on July 1, 2011, one-twelfth of Landlord’s estimate of Tenant’s Operating Costs Share of the increase in Building Operating Costs for Fiscal Year 2012 over the Building Operating Costs for the Base Cost Year. With respect to the Expansion Premises, commencing on July 1, 2012, one-twelfth of Landlord’s estimate of Tenant’s Operating Costs Share of the increase in Building Operating Costs for Fiscal Year 2013 over the Building Operating Costs for the Base Cost Year. With respect to the Second Amendment Expansion Premises, commencing on July 1, 2013, (except as provided below), one-twelfth of Landlord’s estimate of Tenant’s Operating Costs Share of the increase in Building Operating Costs for Fiscal Year 2014 over the Building Operating Costs for the Base Cost Year, provided, however, that, notwithstanding anything in the Lease to the contrary, Tenant shall have no liability with respect to any Tax Reimbursement or Expense Allocation for the period from July 1, 2013 through: (i) the Third Floor Expansion Premises Rent Commencement Date with respect to the Third Floor Expansion Premises, or (ii) the Mezzanine Expansion Premises Rent Commencement Date with respect to the Mezzanine Expansion Premises.

Furniture: The items of furniture currently located in the Third Floor Expansion Premises, an inventory of which is attached hereto as Schedule 1 (the “Furniture”).

3. Electricity. The fifth sentence of Section 7.5(a) of the Lease is hereby deleted in its entirety and the following is substituted in place thereof: “Each of the First Floor Expansion Premises, the Second Floor Expansion Premises, the Third Floor Expansion Premises and the Mezzanine Expansion Premises shall be separately metered for electricity and Tenant shall pay all electricity charges for such portions of the Premises directly to the applicable service provider.”

4. Furniture. On or about the Effective Date, Landlord shall execute and deliver to Tenant a bill of sale conveying Landlord’s interest, if any, in the Furniture to Tenant in consideration of One Dollar ($1.00).

5. Parking. In addition to the fifteen (15) reserved parking spaces referred to in the Lease and the two (2) reserved parking spaces (the “First Amendment Spaces”) referred to in the First Amendment and the designated pick-up and drop-off spaces described in the Building 131 Lease, Tenant shall have the right to use three (3) additional parking spaces, to be located as depicted on Exhibit H-1 attached hereto, which will be reserved for Tenant’s exclusive use. Landlord also agrees that the First Amendment Spaces shall be relocated from the location shown on Exhibit B to the First Amendment, to the location shown on Exhibit 11-1. Exhibit H-1, attached hereto and incorporated herein, is hereby added to the Lease immediately following Exhibit H.

6 Broker. Tenant and Landlord each warrants and represents to the other that it has not dealt with any broker other than Beal and Company, Inc. (the “Broker”) in connection with this Amendment. In the event of any brokerage claims against Landlord (excluding claims made by the Broker) or Tenant predicated on prior dealings by the other party hereto with the maker of such claims, the party alleged to have had such prior dealings shall defend, indemnify, and hold the other party harmless against all loss and expense incurred by it (including reasonable attorneys’ fees). Landlord shall be responsible for any brokerage commission payable to the Broker pursuant to a separate agreement.

7. Ratification. Except as expressly modified by this Amendment, the Lease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto.

8. Estoppels. Landlord hereby certifies to Tenant that (i) the Lease is in full force and effect, (ii) that no Default of Tenant has occurred (nor, to Landlord’s knowledge has any event occurred that with the passage of time and giving of notice would constitute a Default of Tenant), and (iii) payments of Basic Rent and Additional Rent that are due and payable as of the Effective Date have been paid by Tenant. Tenant hereby certifies to Landlord that (i) the Lease is in full force and effect, and (ii) to Tenant’s knowledge, no event has occurred that with the passage of time and giving of notice would constitute a default by Landlord under the Lease.

9. Miscellaneous. This Amendment (i) contains the entire agreement with respect to the subject matter hereof; (ii) may not be modified or terminated, nor may any provision hereof be waived, orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors, and assigns; (iii) shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts; (iv) may be executed in multiple counterparts, each of which individually shall be deemed an original and all of which together shall constitute a single original agreement; and (v) shall inure to the benefit of, and be binding upon, the parties hereto, and their successors, and assigns, subject to the provisions of the Lease regarding assignment and subletting. Any termination of the Lease shall also terminate and render void all rights of Tenant under this Amendment. Tenant’s rights under this Amendment may not be severed from the Lease or separately sold, separately assigned, or separately transferred.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment under seal effective as of the Effective Date.

PRESIDENT AND FELLOWS OF HARVARD COLLEGE

By:	/s/ Lisa Hogarty
Name: Lisa Hogarty Title: Vice President for Campus Services

By:	/s/ Carolee Hill
Name: Carolee Hill Title: Managing Director for Harvard Real Estate

BRIGHT HORIZONS CHILDREN’S CENTERS LLC

By:	/s/ Stephen Dreier
Name: Stephen Dreier Title: CAO

SCHEDULE 1

FURNITURE

ITEM	QUANTITY
Work Stations	68

Office Work Stations	3

Reception Desk	1

Task Chairs	83

File Cabinets (36”-3 Drawer)	2

Book Cases	1

Refrigerator	1

Microwave	1

BILL OF SALE

THIS BILL OF SALE is made as of the 30th day of September, 2012, from PRESIDENT AND FELLOWS OF HARVARD COLLEGE, a Massachusetts educational and charitable corporation, having an office c/o Harvard Real Estate Services, Holyoke Center, 1350 Massachusetts Avenue, Suite 800, Cambridge, Massachusetts 02138-3826 (“Seller”) to BRIGHT HORIZONS CHILDREN’S CENTERS LLC, a Delaware limited liability company, having an office at 200 Talcott Avenue, Watertown, Massachusetts 02472 (“Buyer”).

RECITALS:

WHEREAS, contemporaneously with the execution and delivery of this Bill of Sale, Seller and Buyer have entered into that certain Second Amendment to Amended and Restated Lease, pursuant to which Seller agreed to sell to Buyer the Furniture (as defined therein);

NOW, THEREFORE, in consideration of the receipt of ONE AND NO/100 DOLLAR ($1.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to Buyer, its legal representatives, successors and assigns, all right, title and interest in and to Seller’s right, title and interest, if any, the furniture listed on “Exhibit A” attached hereto,

This Bill of Sale is made without any covenant, warranty or representation by, or recourse against Seller.

This Bill of Sale shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

[signature page to follow]

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly signed as of the day and year first written above.

PRESIDENT AND FELLOWS OF HARVARD COLLEGE

By:	/s/ Lisa Hogarty
Name: Lisa Hogarty Title: Vice President for Campus Services

By:	/s/ Carolee Hill
Name: Carolee Hill Title: Managing Director for Harvard Real Estate

EXHIBIT A

FURNITURE

ITEM	QUANTITY
Work Stations	68

Office Work Stations	3

Reception Desk	1

Task Chairs	83

File Cabinets (36”-3 Drawer)	2

Book Cases	1

Refrigerator	1

Microwave	1